ALLEGHENY ENERGY SOLUTIONS, INC.
                                      BALANCE SHEET
                                  As of March 31, 1998


          Assets
          Property, Plant and Equipment:
             At Original Cost                                 $180,761
             Accumulated Depreciation                           (7,398)
                                                               173,363
          Current assets:
             Cash                                               62,562
             Accounts Receivable:
                  Electric Service                           3,181,307
                  Other                                      1,353,898
                  Allowance for Uncollectibles                 (33,785)
             Accounts Receivable - Affiliates                    8,387
             Other                                             167,311
                                                             4,739,680
          Deferred charges:
             Other                                                 244

                    Total Assets                            $4,913,287

          Capitalization and Liabilities
          Capitalization:
             Common stock                                       $1,000
             Other paid-in capital                           3,242,620
             Retained earnings                              (1,750,004)
                                                             1,493,616
          Current liabilities:
             Short-term debt                                   600,000
             Accounts payable - Affiliated                     407,065
             Accounts payable - Other                        1,886,097
            Taxes accrued:
                  Federal & State Income                       298,657
                  Other                                        214,418
                                                             3,406,237
          Deferred credit and liabilities
             Other                                              13,434

                    Total Capitalization and Liabilities    $4,913,287
                                 Unaudited